Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the use in this Post-Effective Amendment No. 2 to Form S-4 Registration Statement No. 333-276525 of our report dated June 28, 2024, relating to the financial statements of Revelyst, Inc. We also consent to the reference to us under the heading "Experts" in such Registration Statement.
/s/ Deloitte & Touche LLP
Minneapolis, Minnesota
October 16, 2024